Exhibit 99.1

Aspire Biopharma Holdings, Inc., Announces Michael C. Howe – with Decades of Experience at Leading and Building Brands in the Healthcare and Consumer Space – to be its New Chief Executive Officer

Michael Howe – who currently serves as an Independent Board Member – to assume CEO role on June 10, 2025

Michael’s career spans nationally recognized brands such as MinuteClinic, Procter & Gamble, PepsiCo, CEO of Arby’s, and as an early-stage investor/board member in healthcare and software businesses

Humacao, PR and New York, NY, June 10, 2025 – Aspire Biopharma Holdings, Inc. (Nasdaq: ASBP) (“Aspire” or the “Company”), a developer of a multi-faceted patent-pending drug delivery technology, today announced that its Board of Directors has elected Michael C. Howe, as the Company’s new chief executive officer. The Board selected Michael Howe to be CEO based on his proven track record of hands-on success during his more than four decades of experience with leading brands and early-stage companies, and his recognized leadership qualities. Kraig Higginson, who has stepped down as CEO and Chairman of the Board, will remain with the Company and serve as Executive Chairman of the Board.

Michael Howe is a visionary C-level executive with a proven record of driving transformative success across diverse industries. With a deep understanding of market trends, consumer behavior, and innovative brand positioning, Howe has consistently demonstrated his ability to foresee and shape consumer trends, leading to the creation of groundbreaking operational strategies.

His career has been marked by his ability to build and strengthen nationally recognized brands with companies such as MinuteClinic, Procter & Gamble, PepsiCo and Arby’s. His strategic leadership has consistently delivered significant growth and financial success, from start-ups to multinational corporations. His healthcare leadership and expertise in creating innovative consumer focused brands was most effectively demonstrated in his leadership of MinuteClinic, a network of board-certified health providers offering high-quality, team-based care services. Howe joined MinuteClinic in June 2005 with 19 clinics in two markets as the brand struggled to define a clear national expansion strategy. Within 15 months, Howe added more than 100 clinics in 13 markets and facilitated the sale of the company to CVS in September 2006, which delivered a nearly sixfold return for investors. He stayed with CVS as CEO of MinuteClinic for 2 additional years leading the national expansion to more than 530 clinics.

Since 2022, Howe has served as a Co-founder and CEO of The Good Clinic (TGC), which offered a holistic care approach to primary healthcare services, integrating functional medicine, genetic testing, technology, alternative treatments, and nutrition. Howe is now leading the funding and expansion to relaunch the TGC concept under the newly formed First Choice Healthcare Solutions. Since 2021, he has also served as an independent director for P1 Dental Partners, an Indianapolis-based, PE-funded dental services organization.

“Michael is a seasoned strategist with a track record of driving sustainable growth through innovation, and we have every confidence in his ability to lead Aspire during this important time,” said Kraig Higginson, Executive Chairman of Aspire. “He brings meaningful expertise in scaling differentiated platforms and has a deep understanding of the health and wellness sector – making him uniquely suited to serve as Aspire’s next CEO. I have worked closely with Michael over the past six months as a fellow board member during which time his contributions and insights have confirmed the excellent qualities he brings to the role. Together with the entire Board, I look forward to working with him.”

On his appointment, Howe said, “I am honored to be named as CEO of Aspire. I am grateful to our Executive Chairman, Kraig Higginson for his commitment, leadership and passion, and to the members of our Board for their leadership, particularly in these recent months, and for the confidence they have placed in me to lead our business.”

Howe continued “Aspire has a powerful and differentiated drug delivery platform, is engaged in an important clinical trial which could support a submission to the FDA via the 505 (b)(2) pathway, and has the opportunity to generate early revenue upon the launch of its novel pre-workout supplement, both of which are expected to occur in 2025. I am eager to build upon the work the entire Aspire team has been doing to position our business for the future and create value for our shareholders over the long-term.”

Higginson added, “It has been a privilege to lead Aspire. I am proud of what we have accomplished, and I want to express my thanks to the many team members who, through their hard work and commitment to the company, have made our success possible. From the going public process, to commencing the first FDA clinical trials of our high-dose aspirin, to preparing for the launch of our innovative pre-workout product, BUZZ BOMB™, now is the right time to transition the leadership of Aspire to Michael. I believe the Company and shareholders will benefit from his experience as a strategic thinker with a laser focus on capturing current market and operational opportunities.”

About Michael C. Howe

A successful growth-oriented CEO with 40+ years of consumer and healthcare experience. Howe has established a proven track record of leading and building successful consumer focused businesses across several different business sectors including consumer goods, fast food restaurants, SaaS products, and innovative healthcare companies. He began his career at Procter & Gamble with positions in sales and marketing. He then joined PepsiCo in their fast-food division with operational roles with the KFC brand. Five years later, he joined Arby’s as a senior operational executive, subsequently rising to the position of President and CEO, growing the brand’s revenue by 25% in just 3 years.

After a successful term as CEO of Arby’s, Howe joined MinuteClinic in June 2005 and within 15 months orchestrated the sale of the company to CVS in September 2006, where he remained for 2 additional years leading the national expansion.

After leaving CVS in 2008, he founded Howe & Associates, which focused on supporting start up and early- stage companies in their expansion processes, as an angel investor, board member, and / or executive, leading 11 companies to a successful financial exit.

Howe earned both his accounting and business degrees from the University of Minnesota, Duluth after serving 4 years in the U.S. Air Force.

About the Aspire Targeted Oral Delivery Platform

Aspire’s sublingual delivery technology has been developed using our patent-pending methodology, and “trade secret” process. The technology’s new mechanism of action allows for rapid sublingual absorption and entry into the bloodstream of supplements and other substances. The benefits of “rapid absorption” are to provide rapid impact in more precise quantities.

About Aspire Biopharma, Inc.

Headquartered in Humacao, Puerto Rico, Aspire Biopharma has developed a disruptive technology through a Novel Soluble Formulation which can deliver supplements and drugs rapidly and precisely. For more information, please visit www.aspirebiolabs.com.

Safe Harbor Statement

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Aspire’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Aspire Biopharma Holdings, Inc.

Contact

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

SOURCE: Aspire Biopharma Holdings, Inc.